EXHIBIT 5.1

FREDERIC DORWART, LAWYERS PLLC

OLD CITY HALL

124 EAST FOURTH STREET

TULSA, OKLAHOMA 74103-5010

Main (918) 583-9922

Facsimile (918) 583-8251

August 15, 2018

BOK Financial Corporation

P.O. Box 2300

Tulsa, OK 74192

Ladies and Gentlemen:

We have acted as counsel to BOK Financial Corporation, an Oklahoma corporation (“BOKF”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (together with all amendments and exhibits thereto, the “Registration Statement”), by BOKF to register (i) 7,231,705 shares (the “Common Shares”) of common stock of BOKF, par value 0.00006 per share, which may be issued pursuant to the terms of an Agreement and Plan of Merger, dated as of June 17, 2018, by and between BOK, CoBiz Financial, Inc. (“CoBiz”) and BOKF Merger Corporation Number Sixteen, an Oklahoma corporation (as may be amended from time to time, the “Merger Agreement”). We are furnishing this opinion letter pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the proxy statement of CoBiz and the prospectus of BOKF contained therein, (ii) the Merger Agreement, (iii) resolutions adopted by BOKF’s board of directors, and (iv) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of BOKF and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

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Our opinion set forth below is limited to the laws of the State of Oklahoma and federal laws of the United States that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the following paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Upon the basis of such examination, and subject to the qualifications, assumptions and limitations stated herein, we advise you that, in our opinion:

When the Registration Statement has become effective under the Securities Act and the Common Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid and non-assessable.

We are expressing no opinion as to any obligations that parties other than BOKF may have under or in respect of the Commons Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Tamara R. Wagman, Member

FREDERIC DORWART LAWYERS PLLC

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